Exhibit 10.13

Account Usage Agreement

（U.S. Local Business）

Party A: ARMSTRONG LOGISTIC INC.

Address: 20301 E. Walnut Drive North City of Industry, CA 91789

Party B: FLATIRON MERCHANTS, INC.

Address: 162 Brite Avenue, Scarsdale, NY 10583

Whereas Party A has local delivery business needs in the United States, and Party B has resources for preferential local delivery rates in the United States, both parties, in accordance with the principles of voluntariness, legality, and good faith, have reached the following terms regarding the use of accounts:

I. Manner of Account Use

1.Party A shall obtain tracking labels and other relevant information required for delivery according to the docking platform and docking requirements provided by Party B, and shall use Party B’s account to conduct delivery business.

2.All expenses arising from Party A’s use of the account, including but not limited to freight, late fees, tariffs, and other taxes and fees, shall be borne entirely by Party A.

3.Under this Contract, Party A shall use the account designated by Party B to operate and ship goods for Party A’s customers within Party A’s warehouse. Party A shall charge its customers transportation service fees accordingly, and at the same time, Party A shall pay Party B the invoice fees generated by the FEDEX express account as business costs. This arrangement is intended to maintain the business relationship between the parties and ensure the orderly conduct of the cooperative business.

II. Rights and Obligations of Party A

1.During the term of this Contract, Party A shall pay relevant transportation fees to Party B in accordance with the agreement between the parties and the statistical data in the bills.

2.Party A shall complete payment within one week based on the bills and invoices provided by Party B and provide proof of payment.

3.In the process of using the account, Party A shall comply with the carrier’s transportation regulations, which shall be subject to updates on the official website.

4.Party A guarantees that parcels transported through Party B’s channels do not contain prohibited items under the laws of China and the United States, and that Party A will not falsely declare the dimensions and weight of goods; otherwise, all losses and consequences arising therefrom shall be borne by Party A. At the same time, Party B has the right to suspend or terminate the provision of services.

4.Party A shall reasonably use and maintain the account and promptly notify Party B of any abnormal circumstances.

5.Without Party B’s consent, Party A shall not allow any third party to use Party B’s account (including but not limited to assignment, lending, or other such acts).

6.If problems arise during the shipping process, Party A shall respond promptly and actively handle them.

7.If Party A discovers abnormalities in the surcharge items in the bills provided by Party B, Party B may provide the service provider’s original bill. If Party A still has objections to the original bill, Party B shall assist Party A in filing an appeal, and the final result shall be subject to the carrier’s decision.

8.Party A shall keep confidential the information, data, materials, and other content transmitted by Party B to Party A, and shall not disclose or use them externally, except for the purpose of realizing this Agreement; otherwise, Party A shall bear the losses caused thereby to Party B, Party B’s affiliates, and customers.

III. Rights and Obligations of Party B

1.Party B shall collect relevant transportation fees from Party A in accordance with this Contract and based on bill and invoice data.

2.Party B shall maintain the normal operation of the account and, when abnormalities occur, identify the causes and resolve them promptly.

3.Party B shall maintain the account, ensure its sound operation, and obtain appropriate account discounts.

4.Party B may regularly verify Party A’s account status and may supervise Party A’s bill payment and account balance.

5.Party B shall provide Party A with account usage instructions and guide the personnel designated by Party A.

6.Party B shall assist Party A in resolving freight disputes and claims between Party A and the service provider through various channels.

7.Party B shall keep confidential the information, data, materials, and other content transmitted by Party A to Party B, and shall not disclose or use them externally, except for the purpose of realizing this Agreement; otherwise, Party B shall bear the losses caused thereby to Party A, Party A’s affiliates, and customers.

IV. Freight Statistics and Settlement Method

1.Party B shall provide Party A with bill details and invoices by email according to the FedEx billing cycle.

2.Party A shall make payment in accordance with the settlement method agreed upon with Party B.

Party A’s Receiving Account:

Beneficiary Name: ARMSTRONG LOGISTIC INC.

Beneficiary Address: 556 N DIAMOND BAR BLVD SUITE 109, DIAMOND BAR, CA 91765-1054 UNITED STATES

Receiving Bank Name: East West Bank / Fairway Branch

Bank Address: 19756 E Colima Rd #D, Rowland Heights CA 91748

Swift Code:

Account Number:

2

Party B’s Receiving Account:

Beneficiary Name: Flatiron Merchants, Inc

Beneficiary Address: 162 Brite Avenue, Scarsdale, NY 10583

Beneficiary Bank: Bank of America

Bank Address: New York

Swift Code:

Account Number:

3.Party A shall accurately input the weight and dimensions of parcels into Party B’s system to avoid additional punitive fees and supplementary charges in express services as much as possible.

4.Party B shall use the official bill data as the basis for charges. If audit fees, penalties, or similar charges arise due to discrepancies between the weight and dimensions entered in the system and the actual charges, Party B shall recover them from Party A based on the official bill data.

5.If both parties confirm termination of cooperation, Party A and Party B shall complete all bill verification and refunds within three months after the last printing date of system orders. In the event of supplementary billing by the service provider beyond the period, Party B shall provide relevant supporting documents, and Party A shall complete payment within 10 working days.

6.For disputed portions of bills raised by Party A, Party B shall submit the fee dispute to the express service provider and promptly provide feedback on the result.

V. Contacts of Both Parties

1.Party A: Gia, Email:      , Phone:

Party A’s Correspondence Address:

2.Party B: Chen Jing, Email:      , Phone:

Party B’s Correspondence Address:

3.If the above contact information changes, the other party shall be notified promptly. The above contact information shall be used for sending and receiving notices and for reconciliation.

VI. Confidentiality Clause

1.With respect to the contents of this Contract and any business, financial, technical, product information, user data, or other documents or information marked as confidential belonging to the other party that is learned of or obtained during the performance of this Contract (referred to as “Trade Secrets”), neither party shall disclose them to any third party without the written consent of the disclosing party. The receiving party may provide Trade Secrets only to necessary employees for the purpose of performing this Contract, but shall at the same time instruct such employees to perform the confidentiality and non-disclosure obligations stipulated in this Contract. Both parties shall use Trade Secrets only for the performance of this Contract.

2.The confidentiality obligation shall remain effective after the expiration, termination, or invalidity of this Contract.

3.If either party violates the provisions of this Article by disclosing the other party’s Trade Secrets without authorization, it shall pay the observant party liquidated damages in the amount of RMB 100,000. If the liquidated damages are insufficient to compensate for the losses, the difference between the liquidated damages and the actual losses shall also be paid.

VII. Liability for Breach of Contract

1.If Party A delays payment of any account-related fees for 10 days or more, Party B has the right to immediately terminate this Contract and reclaim the account, while Party B reserves the right to recover related losses.

2.If any fine, reduction of discount standards, or cancellation of the account is imposed on Party B by the service provider due to reasons attributable to Party A, Party B has the right to terminate this Contract and reserves the right to pursue other losses.

3.If Party A causes damage to any third party during the use of the account, Party A shall bear full compensation liability.

4.If Party A transfers the account to a third party for use without authorization, Party B has the right to immediately terminate this Contract and confiscate all performance security deposits.

5.If either party breaches this Contract for any reason, it shall also bear the other party’s losses such as attorney fees, litigation fees, arbitration fees, evaluation fees, and appraisal fees.

6.If account abnormalities caused by Party B’s arrears result in Party A’s goods being detained, seized, damaged, or destroyed, Party B shall bear the corresponding logistics fee losses or cargo losses, limited to the cost of the damaged goods (including procurement costs, logistics costs, tariff costs, etc.).

VIII. Contract Term

1.The service term of this Contract is indefinite. Either party may terminate this Contract, but shall notify the other party one month in advance.

2.If Party A commits any violation of this Contract, Party B has the right to terminate this Contract at any time and close the account. However, for unfinished business of Party A, Party B shall assist Party A in completing it.

IX. Jurisdiction Clause

1.Any dispute arising from or related to this Contract shall be submitted to the South China Branch (Arbitration Center) of the China International Economic and Trade Arbitration Commission and arbitrated in accordance with the arbitration rules of the China International Economic and Trade Arbitration Commission in effect at the time of the arbitration application. The arbitral award shall be final and binding on both parties.

2.This Contract shall be governed by the laws of the People’s Republic of China (excluding Hong Kong, Macao, and Taiwan).

X. Other Clauses

1.This Contract is made in duplicate, with each party holding one copy, and both copies shall have the same legal effect.

2.This Contract shall take effect on the date of sealing or signature.

No further text follows.

Party A (Seal):

Authorized Representative:

Date: April 25, 2024

Party B (Seal):

Authorized Representative:

Date: April 25, 2024

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